Exhibit 10.18

PLATFORM MANAGEMENT SERVICES AGREEMENT

Between:

Symbid Coöperatie U.A. (“Client”), a private limited liability company organized and existing under the laws company organized under the laws of the Netherlands, with its principal place of business at Willem Buytewechstraat 123B, 3024 XC Rotterdam, the Netherlands, company registration no: 52466825, here represented by Mr. Robin Slakhorst, Mr. Maarten Hendrik Timmerman and Mr. Korstiaan Zandvliet in their quality of Board members, with power for this act;

And

Symbid B.V. (“Platform Manager”), a private limited liability company organized under the laws of the Netherlands, with its principal place of business at Maliesingel 29, 3581 BJ Utrecht, the Netherlands, company registration no: 5221234, here represented by Zomer B.V., legally represented in this matter by its director Voyager Participaties BV, a private company with limited liability under Dutch law, having its official place of business and offices in Utrecht, in turn represented by its sole director Voyager Beheer B.V., a company with limited liability under Dutch law, having its official place of business and offices in Utrecht, in turn represented by its sole director Maarten Hendrik Timmerman, in the quality of Managing Director , with power for this act;

The Client and the Platform Manager commonly referred to as “Parties”.

WHEREAS:

A

The Client is interested in obtaining platform management services for the Symbid online platform.

B

The Platform Manager is interested in obtaining the corresponding payment for rendering platform management services.

Thus being, this AGREEMENT is done freely and in good faith and will be governed by the following clauses:

I. Object

1

Under the scope of the present agreement, the Platform Manager is committed to provide the requested platform management service under the conditions set within the present agreement;

2

Under the scope of the present act, the Client is committed to pay the corresponding fees to the Platform Manager, as agreed bellow.

II. Duration/Termination

1

The present agreement enters into force at the date of signing and will be perpetual.

2

Under this agreement, the Platform Manager commits to perform all responsibilities and tasks related to managing the online crowdfunding platform Client is operating.  These responsibilities and tasks include but are not limited to:

•

Customer service support;

•

Software updates to the platform;

•

Content management system control.

3

Both Parties have the right to discontinue the present agreement at any time. Termination of services does not affect the Client’s responsibility to pay for the platform management services rendered and the costs incurred up to the date of termination.

4

Any derogation from the above must be expressly agreed by the Parties in writing.

III. Fees

1

In terms of financial conditions, Parties agree that the Client will pay to the Platform Manager the costs for provision of platform management services.

2

Parties agree on a yearly fee of  € 4,200 for the services payable by Client.

3

Platform Manager will provide at request of Client an overview of the activities.

4

The invoice will be paid after being sent at the end of each contract year to the Client by the Platform Manager, taking in account the commercial payment notice of 30 days. However, Client aims at paying the invoice within 10 days after reception.

5

The payment  will be made by Bank Transfer to Account number: 1704.62.951 (Symbid B.V.)

IV. Confidentiality

1

Neither party shall disclose or use other than agreed any confidential information such as: contract terms and conditions, correspondence and any other information of which the parties become aware during execution of the present agreement.

2

The confidentiality obligation shall prevail after termination/expiration of the contract for a period of 3 (three) years.

V. Non-compliance

1

Failure to comply with any laid conditions, give to the non-defaulting party the right to terminate this contract, without prejudice to the right of any compensation for the loss caused to any third parties as a result of such failure.

VI. Others

1

If any provision of this agreement is considered null, invalid or inapplicable, that will not prevent the validity of other provisions of the contract, unless this results in irretrievable contractual imbalance.

2

Both Parties have the right to terminate the agreement with a 4 weeks notice. Termination of services does not affect the Client’s responsibility to pay for the platform management services rendered and the costs incurred up to the date of termination.

VII. Governing Law

1

The present contract shall be governed by and construed in accordance with the Dutch law.

2

Any conflict that may arise concerning application and interpretation of the contract shall be resolved by way of mediation or arbitration.

Both parties acknowledge that they have read this Agreement, understand its contents, and have received a copy of it.

Date: 06-04-2011

Place: Rotterdam

For Platform Manager:
Symbid B.V. By: Zomer B.V. By: Voyager Participaties B.V. By: Voyager Beheer B.V. By: Maarten Hendrik Timmerman /a/ Maarten Hendrik Timmerman __________________________________
Title: Managing Director

For Client:
Symbid Coöperatie U.A. By: Maarten Hendrik Timmerman /s/ Maarten Hendrik Timmerman __________________________________	Symbid Coöperatie U.A. By: Robin Slakhorst /s/ Robin Slakhorst ________________________________________
Title: Board member	Title: Board member

Symbid Coöperatie U.A. By: Korstiaan Zandvliet /s/ Korstiaan Zandvliet __________________________________	.
Title: Board member